Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$48,972,250
Realized Gain (Loss) on Swap Contracts	20,729,441
Unrealized Gain (Loss) on Market Value of Commodity Futures	27,679,300
Unrealized Gain (Loss) on Fair Value of Swap Contracts	(1,222)
Dividend Income	1,438,176
Interest Income	4,137,169
ETF Transaction Fees	32,000
Total Income (Loss)	$102,987,114

Expenses
General Partner Management Fees	$519,096
Professional Fees	247,818
Brokerage Commissions	110,908
Directors' Fees and insurance	19,593
License fees	17,302
Total Expenses	$914,717
Net Income (Loss)	$102,072,397

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/24	$1,368,611,762
Additions (9,100,000 Shares)	694,931,085
Withdrawals ((9,700,000) Shares)	(743,021,227)
Net Income (Loss)	102,072,397

Net Asset Value End of Month	$1,422,594,017
Net Asset Value Per Share (18,023,603 Shares)	$78.93

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2024 is accurate and complete.

/s/Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596